UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

(Exact name of registrant as specified in its charter)

Kentucky	0-1469	61-0156015
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Compensatory Arrangements of Certain Officers.

On December 19, 2008, Churchill Downs Incorporated (the “Company”) amended and restated its Terms and Conditions of Performance Share Awards (the “Company LTIP”) that were previously issued pursuant to the Company’s 2007 Omnibus Stock Incentive Plan to be exempt from or otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  In addition to including technical changes for purposes of complying with Section 409A, the amended Company LTIP (i) clarifies the timing of payments under the Company LTIP, and (ii) adopts the definition of “good reason” used under Section 409A.

The foregoing summary of the amendments to the Company LTIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended and restated Company LTIP attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Terms and Conditions of Performance Share Awards Issued Pursuant to the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

December 19, 2008	/s/ Robert L. Evans
Robert L. Evans President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Terms and Conditions of Performance Share Awards Issued Pursuant to the Churchill Downs Incorporated 2007 Omnibus Stock Incentive Plan

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